Exhibit 21 - Subsidiaries of the Registrant

Advance Petroleum, Inc., a Florida corporation (1)
Advance Aviation Services, Inc., a Florida corporation (10)
AirData Limited, a United Kingdom corporation (2)
Air Terminaling, Inc., a Florida corporation (10)
Baseops Europe Ltd., a United Kingdom corporation (3)
Baseops International, Inc., a Texas corporation
Casa Petro S.A., a Costa Rica corporation
Cherokee Group, Inc., a Florida corporation
International Environmental Services, Inc., a Florida corporation
International Petroleum Corporation, a Florida corporation (4)
International Petroleum Corporation of LA, a Louisiana corporation (4) International Petroleum Corporation of Lafayette, a Louisiana corporation International Petroleum Corporation of Maryland, a Maryland corporation (4) International Petroleum Corp. of Delaware, a Delaware corporation (4) International Petroleum Corp. of Georgia, a Georgia corporation (10) International Petroleum Corp. of Pennsylvania, a Pennsylvania corporation (10) Pacific Horizon Petroleum Corporation, a Delaware corporation
PetroServicios de Costa Rica S.A., a Costa Rica corporation (5)
PetroServicios de Mexico S.A. de C.V., a Mexico corporation (6)
PetroServicios WFS del Peru, S.A., a Peru corporation (9)(10)
Resource Recovery Atlantic, Inc., a Delaware corporation (7)(10)
Resource Recovery Mid South, Inc., a Virginia corporation (7)(10)
Resource Recovery of America, Inc., a Florida corporation (10)
Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (6) Trans-Tec Argentina S.A., an Argentina corporation (10)
Trans-Tec International S.A., a Costa Rica corporation
Trans-Tec Services, Inc., a Delaware corporation
Trans-Tec Services (UK) Ltd., a United Kingdom corporation
Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation (8)
World Fuel International S.A., a Costa Rica corporation
World Fuel Miami, Inc., a Florida corporation (10)
World Fuel Services, Inc., a Texas corporation
World Fuel Services, Ltd., a United Kingdom corporation
World Fuel Services (Singapore) PTE. Ltd., a Singapore corporation
World Fuel Services of Chile S.A., a Chile corporation (6)(10)
World Fuel Services del Peru, S.A., a Peru corporation (9)(10)

(1) Advance Petroleum, Inc., operates under the name "World Fuel Services of FL.
(2) This corporation is a wholly-owned subsidiary of Baseops Europe Ltd.
(3) This corporation is a wholly-owned subsidiary of Baseops International, Inc.
(4) These corporations collect and purchase used oil under the name "International Oil Service."
(5) This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.
(6) This corporation is owned 50% by Advance Aviation Services, Inc. and 50% by Air Terminaling, Inc.
(7) These corporations are wholly-owned subsidiaries of Resource Recovery of America, Inc.
(8) This corporation is a wholly-owned subsidiary of Trans-Tec Services (UK)
    Ltd.
(9) These corporations are owned 99% by World Fuel Services Corporation and 1% by Advance Aviation Services, Inc.
10) Inactive.